Exhibit 99.1

[MPS GROUP LOGO]	Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Board of Directors Authorizes

Additional $65 Million Stock Buyback

JACKSONVILLE, FL (June 1, 2005) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting, and business solutions, today announced that its board of directors has approved an authorization to repurchase an additional $65 million of its common stock.

The previous $65 million authorization was established in November of 1999. Since that time, MPS Group has repurchased $56 million of MPS common stock and therefore has $9 million remaining under the previous authorization. When combined with the new authorization, the Company now has approval to repurchase up to $74 million of its outstanding stock.

MPS Group had no long-term debt and reported cash balances of $116 million as of March 31, 2005. Additionally, the Company is expected to continue generating positive cash flow from operating activities. Its primary uses of cash will continue to be funding internal growth and completing strategic acquisitions designed to broaden the Company’s service offerings and further diversify its business. The pursuit of this strategy enabled MPS Group to grow its revenues by 30% in 2004 while increasing its professional staffing revenues to 50% of the Company’s total revenues.

When the Company elects to utilize its share repurchase authorization, it will repurchase shares from time to time in open-market or private transactions, as market conditions permit. Repurchases will be financed using cash on hand and cash flow from operations.

“Our growth and diversification initiatives will remain our primary uses of cash,” said Robert Crouch, senior vice president and chief financial officer of MPS Group. “However, if you consider our capital structure in the aggregate, we also feel that a stock buyback can produce economic benefit to our shareholders.”

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MPS Group Board Authorizes Additional Stock Buyback

June 1, 2005

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom, and Europe. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; unexpected fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of our common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as “will,” “may,” “should,” “could,” “expects,” “plans,” “hopes,” “indicates,” “projects,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors discussed in our Form 10-K for 2004 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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